Exhibit 99.1

Parker Drilling’s Board of Directors Approves Plan to Voluntarily Terminate Registration of Its Common Stock with the SEC and Voluntarily Delist from the NYSE
Board Believes that the Company Does Not Obtain Sufficient Benefit from its Listing on the Stock Exchange
Plan is Subject to Shareholder Approval
HOUSTON, September 10, 2019 /PRNewswire/ -- Parker Drilling Company (NYSE: PKD) ("Parker" or the "Company") today announced that its Finance and Strategic Planning Committee, which consists solely of independent directors, has recommended, and its Board of Directors (the “Board”) has approved, a plan to cease the registration of the Company’s common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the completion of a proposed reverse stock split transaction, which will be followed immediately by a forward stock split, and to delist its shares of common stock from trading on the New York Stock Exchange (the “NYSE”).
In order to deregister its shares of common stock, the Company must reduce its number of stockholders of record to below 300. To accomplish this, the Board is proposing to amend the Company’s amended and restated certificate of incorporation to effect a 1-for-100 reverse stock split, in which holders of less than 100 shares of the Company’s common stock would be cashed out at a price of $30.00 per pre-split share in lieu of fractional shares. Such price represents a premium above the common stock’s closing price on September 10, 2019. Stockholders owning 100 or more shares of the Company’s common stock prior to the reverse stock split would remain stockholders in Parker. The number of shares such continuing stockholders would own following the proposed stock splits would be unchanged, as immediately after the reverse stock split a forward split of 100-for-1 would be applied to the continuing stockholders, negating any effects to them. Parker estimates that approximately 37,446 shares (or less than approximately 0.2% of the shares of its common stock currently outstanding) would be cashed out in the proposed transaction and the aggregate cost to the Company of the proposed transaction would be approximately $1,100,000, plus transaction expenses, which are estimated to be approximately $800,000, all of which Parker intends to fund using cash-on-hand.
Each of the Finance and Strategic Planning Committee and the Board has determined that the costs of being a public reporting company outweigh the benefits, and, therefore, it is no longer in the best interests of the Company’s stockholders for the Company to remain a public reporting company. In determining to approve the proposed transaction, the Board considered the following factors, among others:

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Even after giving effect to the proposed transaction, the Company’s corporate ethics and governance standards will continue to reflect its commitment to integrity, and safe, profitable operations for the benefit of its stockholders, customers, employees, and communities where the Company operates. Accordingly, its commitment to the highest standards of corporate governance, accounting practices, safety and environmental responsibility, and regulatory compliance will remain an integral part of the Company’s culture, and the Company will continue to strive to be the most innovative, reliable and efficient company in its industry.

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The Company believes that its common stock is undervalued, which prevents it from realizing the traditional benefits of public company status. Furthermore, the concentration of ownership of the Company’s common stock following its restructuring and the resulting low-volume of trading limits the liquidity of the Company’s common stock.

Exhibit 99.1

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The Company expects to save approximately $800,000 annually after effecting the proposed transaction, primarily as a result of a reduction in professional fees of lawyers and accountants, a potential reduction in insurance premiums for our directors’ and officers’ liability insurance, and printing, mailing, and other costs that its incurs to comply with SEC reporting and compliance requirements. Following the proposed transaction, the Company will continue to prepare audited annual and unaudited quarterly financial statements for its lenders, as required pursuant to the Company’s loan agreements. The Company intends to make such financial information available to its stockholders on a voluntary basis.

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The reduction in time spent by the Company’s management and employees complying with the requirements applicable to SEC reporting companies will enable them to focus more on managing the Company’s businesses, strengthening relationships with clients and vendors and growing stockholder value, with a focus on long-term growth without an undue distraction by short-term financial results and stock price movement.

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The Company’s smallest stockholders (those holding fewer than 100 shares), who represent a disproportionally large number of the Company’s record holders (but only approximately 0.2% of the Company’s outstanding shares), will receive a premium in cash over market prices prevailing at the time of this public announcement, without incurring brokerage commissions.

The Company will hold a Special Meeting of Stockholders (the “Special Meeting”), which is expected to be held later this year, for the purpose of approving the stock splits. In connection with the Special Meeting, the Company will file a definitive proxy statement and related Schedule 13E-3 with the SEC that provides greater detail on the proposed transaction and the Special Meeting. Approval of the proposed stock splits requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting. As of September 5, 2019, the Company’s (i) executive officers and directors and (ii) 10% shareholders, which consist of Värde Partners and Brigade Capital Management, LP, have indicated that they intend to vote all their shares (17,231 and 9,317,302 shares, respectively) in favor of the stock splits. The combined holdings of our (i) directors and executive officers and (ii) 10% stockholders comprise approximately 0.1% and 61.9% of the Company’s outstanding shares, respectively.
If approved by the Company’s stockholders, promptly after the Special Meeting, the Company expects to take steps to terminate the registration of its common stock with the SEC and delist its common stock from the NYSE. Upon effectiveness, (i) the Company would cease to file annual, quarterly, current and other reports and documents with the SEC, and (ii) the Company’s common stock would no longer be listed on the NYSE. Absent “no-action” or other relief from the SEC, the Company’s duty to file periodic and current reports with the SEC will not be suspended with respect to the current fiscal year due to existing registration statements filed under the Securities Act of 1933, as amended. Whether or not the SEC grants the Company any requested relief, the Company intends to cease filing periodic and current reports required under the Exchange Act as soon as it is permitted to do so under applicable laws, rules and regulations.
The Company intends to treat persons who hold shares of its common stock in “street name,” through a bank, broker or other nominee, in the same manner as persons who hold shares of its common stock in their own names. Banks, brokers or other nominees will be instructed to effect the stock splits for their customers holding the Company’s common stock in “street name.” However, these banks, brokers or other nominees

Exhibit 99.1

may have different procedures than registered stockholders for processing the transaction and making payments for fractional shares. If you hold shares of the Company’s common stock with a bank, broker or other nominee and have any questions in this regard, the Company encourages you to contact your bank, broker or other nominee.
The Board reserves the right to change the ratio of the reverse stock split to the extent it believes it is necessary or desirable in order to accomplish the Company’s goal of staying below 300 record holders. The Board may also abandon the proposed reverse stock split at any time prior to the completion of the proposed transaction if it believes the proposed transaction is no longer in the best interests of the Company or its stockholders. Houlihan Lokey Capital, Inc., acted as financial advisor to the Finance and Strategic Planning Committee.
About Parker Drilling
Parker Drilling provides drilling services and rental tools to the energy industry. The Company's Drilling Services business serves operators through the use of Parker-owned and customer-owned rig fleets in select U.S. and international markets, specializing in remote and harsh environment regions. The Company's Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.
Additional Information and Where to Find It
THIS PRESS RELEASE IS ONLY A BRIEF DESCRIPTION OF THE PROPOSED TRANSACTION. IT IS NOT A REQUEST FOR OR SOLICITATION OF A PROXY OR AN OFFER TO ACQUIRE OR SELL ANY SHARES OF COMMON STOCK. THE COMPANY INTENDS TO FILE A PROXY STATEMENT AND OTHER REQUIRED MATERIALS, INCLUDING A SCHEDULE 13E-3, WITH THE SEC CONCERNING THE PROPOSED STOCK SPLITS. A COPY OF ALL FINAL PROXY MATERIALS WILL BE MADE AVAILABLE TO STOCKHOLDERS PRIOR TO A SPECIAL MEETING OF STOCKHOLDERS AT WHICH THE COMPANY’S STOCKHOLDERS WILL BE ASKED TO VOTE ON THE PROPOSALS DESCRIBED IN THE MATERIALS PROVIDED BY THE COMPANY. THE COMPANY URGES ALL STOCKHOLDERS TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THOSE DOCUMENTS WILL INCLUDE IMPORTANT INFORMATION. A FREE COPY OF ALL MATERIALS THE COMPANY FILES WITH THE SEC, INCLUDING THE COMPANY’S SCHEDULE 13E-3 AND PROXY STATEMENT, WILL BE AVAILABLE AT NO COST ON THE SEC’S WEBSITE AT WWW.SEC.GOV. WHEN THOSE DOCUMENTS BECOME AVAILABLE, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED BY THE COMPANY MAY ALSO BE OBTAINED WITHOUT CHARGE BY DIRECTING A REQUEST TO PARKER DRILLING COMPANY, 5 GREENWAY PLAZA, SUITE 100, HOUSTON, TEXAS 77046, ATTENTION: CORPORATE SECRETARY.
Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information concerning such participants is set forth in the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2019, as amended by the Form 10-K/A filed on April 29, 2019. To the extent that holdings of the Company’s securities have changed since the amounts printed in the Company’s Form 10-K, such changes have been or will be reflected on

Exhibit 99.1

Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement to be filed by the Company with the SEC in connection with the proposed transaction.
Forward-Looking Statements
This press release may contain forward-looking statements that are being made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Such forward-looking statements include statements about the perceived benefits and costs of the proposed transaction, the number of shares of the Company’s common stock that are expected to be cashed out in the proposed transaction and the timing and stockholder approval of the proposed transaction. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in such forward-looking statements. Accordingly, actual results may differ materially from such forward-looking statements. The forward-looking statements relating to the transaction discussed above are based on the Company’s current expectations, assumptions, estimates and projections about the Company and involve significant risks and uncertainties, including the many variables that may impact the Company’s projected cost savings, variables and risks related to consummation of the proposed transaction, SEC regulatory review of the Company’s filings related to the proposed transaction, and the continuing determination of the Board of Directors and the Finance and Strategic Planning Committee that the proposed transaction is in the best interests of all stockholders. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.
Contact:
Nick Henley
Director, Investor Relations
(+1) (281) 406-2082
nick.henley@parkerdrilling.com